Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GX ACQUISITION CORP.

May 14, 2021

GX ACQUISITION CORP., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is “GX Acquisition Corp.”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 24, 2018 (the “Original Certificate”). An Amended and Restated Certificate of Incorporation, which both amended and restated the provisions of the Original Certificate, was filed in the office of the Secretary of State of the State of Delaware on May 20, 2019 (the “Amended and Restated Certificate of Incorporation”).

2.	This amendment (the “Amendment”) to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation.

3.	This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

4.	The text of Section 9.1(b) of Article IX is hereby amended by deleting the following words:

“within 24 months from the date of the closing of the Offering”

and replacing them with the words:

“by July 31, 2021”;

5.	The text of Section 9.2(d) of Article IX is hereby amended by deleting the following words:

“the Corporation has not consummated an initial Business Combination within 24 months from the closing of the Offering shall:”

and replacing it with the following:

“the Corporation has not consummated an initial Business Combination by July 31, 2021, the Corporation shall:”; and

6.	The text of Section 9.7 of Article IX is hereby amended by deleting the following words:

“within 24 months from the date of the closing of the Offering”

and replacing them with the words:

“by July 31, 2021”.

IN WITNESS WHEREOF, GX Acquisition Corp. has caused this Amendment to be duly executed in its name and on its behalf by an authorized officer as of this 14th day of May, 2021.

GX ACQUISITION CORP.

By:	/s/ Dean C. Kehler
	Name:	Dean C. Kehler
	Title:	Co-Chairman and Chief Executive Officer